EXHIBIT 21

List of Subsidiaries of the Company

Mentor Graphics Subsidiaries

Accelerated Technology (PVTD) Limited

Accelerated Technology (UK) Limited

Datatrax Inc.

EverCAD Software Corp.

EverCAD International Corp. (BV)

EverCAD Navigator Corporation

HSL Holdings Limited (UK)

IKOS Systems Limited (UK)

IKOS Systems, Inc.

Innoveda Inc.

Japan Branch of Mentor Graphics Development (Ireland) Limited

Mentor Design Systems Pte. Limited

Mentor Graphics (Asia) Pte. Limited

Mentor Graphics (Canada) Limited

Mentor Graphics Denmark, Filial af Mentor Graphics (Ireland) Limited

Mentor Graphics Denmark, Filial af Mentor Graphics (Scandinavia) AB, Sverige

Mentor Graphics Development Services Limited

Mentor Graphics Development (Ireland) Limited

Mentor Graphics (Deutschland) GmbH

Mentor Graphics (Egypt)

Mentor Graphics (Espana) SL

Mentor Graphics (Finland) OY

Mentor Graphics (France) Sarl

Mentor Graphics (France) Sede Italiania

Mentor Graphics (Holdings) Limited

Mentor Graphics Magyarorszag Kft. (Hungary)

Mentor Graphics (India) Private Limited

Mentor Graphics (Ireland) Limited

Mentor Graphics (Ireland), Austria Branch

Mentor Graphics (Ireland), Finnish Branch

Mentor Graphics (Ireland), French Branch

Mentor Graphics (Ireland), German Branch

Mentor Graphics Ireland Limited, fillal Sweden

Mentor Graphics (Ireland), Taiwan Branch

Mentor Graphics (Ireland), UK Branch

Mentor Graphics (Israel) Limited

Mentor Graphics (Japan) Company Limited

Mentor Graphics Limited Bermuda

Mentor Graphics (Netherlands Antilles) N.V.

Mentor Graphics (Netherlands) B.V.

Mentor Graphics Pakistan Development (Private) Limited

Mentor Graphics Polska Sp. Z.o.o.

Mentor Graphics (Sales and Services) Private Limited

Mentor Graphics (Scandinavia) AB

Mentor Graphics Scandinavia AB, Danish Branch

Mentor Graphics (Schweiz) AG

Mentor Graphics Shanghai Electronic Technology Company Limited

Mentor Graphics (UK) Limited

Mentor Korea Company, Limited

Meta Systems SARL

Microtec Israel

Moscow Branch Office of Mentor Graphics Development Services Limited

Next Device Limited

Router Solutions Inc.

SpiraTech Limited

Systolic Technology Limited

Veribest International Limited UK

VeSys Limited

Volcano Communications Technologies AB (Sweden)

Volcano Communications Technologies AB (Hungary)